Exhibit 99.01

ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539

March 1, 2023

By EDGAR

Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:	ACM Research, Inc.
 Submission under Item 9C(a) of Form 10-K

Ladies and Gentlemen:

ACM Research, Inc. (the “Company”) is submitting the following information pursuant to Item 9C(a) of Form 10-K.

The Company was identified by the Securities and Exchange Commission pursuant to Section 104(i)(2)(A) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7214(i)(2)(A)) as having retained, for the preparation of the audit report on its financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2021, a registered public accounting firm that has a branch or office that is located in a foreign jurisdiction and that the Public Company Accounting Oversight Board (the “PCAOB”) had then determined it was unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, which determination was vacated by the PCAOB on December 15, 2022.

To the Company’s best knowledge, and based on examination of the Company’s stockholder register and public filings made by its stockholders, particularly the Schedule 13Gs and Schedule 13G/As filed in February 2023, the Company herein confirms that it is not owned or controlled by any governmental entity in such foreign jurisdiction as of the date of this submission. In addition, the Company is not aware of any governmental entity that is in possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract, or otherwise.

Please do not hesitate to contact the Company’s legal counsel, Michael A. Hedge of K&L Gates LLP, at (949) 623-3519 if you have any questions or would like additional information regarding this matter.

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Very truly yours,

/s/ Mark McKechnie

Mark McKechnie

cc:	David H. Wang, ACM Research, Inc.
 Michael A. Hedge, K&L Gates LLP
 Jason C. Dreibelbis, K&L Gates LLP